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                                                                   EXHIBIT 10.29

                             Employment Agreement
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  This Employment Agreement (the "Agreement") is made effective the 1st day of
November, 1999 by and between Nutrition For Life International, Inc., a Texas corporation (the "Company") and Jana Mitcham ("Mitcham").

  In consideration of the mutual covenants, promises and agreements herein contained, the Company and Mitcham hereby covenant, promise and agree to and with each other as follows:

  1.  Employment.  The Company shall employ Mitcham and Mitcham shall be
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employed by the Company upon the terms and conditions set forth in this
Agreement.

  2.  Positions and Duties of Employment.  Mitcham shall be required to devote
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her best efforts on a full-time basis to the furtherance of her managerial duties with the Company as the Company's Executive Vice President. While serving in these corporate capacities, Mitcham shall have the responsibilities, duties, obligations, rights, benefits and requisite authority as is customary for her positions and as may be determined by the Company's Board of Directors (the "Board") and as set forth in the Bylaws of the Company.

      Mitcham understands that her employment as Executive Vice President of the Company involves a high degree of trust and confidence, that she is employed for the purpose of furthering the Company's reputation and improving the Company's operations and profitability, and that in executing this Agreement she undertakes obligations set forth herein to accomplish such objectives. Mitcham agrees that she shall serve the Company fully, diligently and competently, and to the best of her ability. Mitcham certifies that she fully understands her right to discuss this Agreement with her private attorney, that to the extent, if any, she desires, she has availed herself of this right, that she has carefully read and fully understands this entire Agreement, and that she is voluntarily entering into this Agreement.

  3.  Term.  Except as otherwise provided in this Agreement, the term of this
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Agreement (the "Term") shall be for a period of one year commencing November 1,
1999 and shall automatically renew for two successive periods of one year each unless either party gives notice of the termination of the Agreement to the other not fewer than 30 days prior to the expiration of the applicable yearly period.

  4.  Compensation.  Mitcham shall receive the following as compensation:
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      (a)  Mitcham shall receive a monthly salary of $23,500 for each full month of her employment by the Company pursuant to this Agreement, payable in accordance with the Company's customary payroll practices.

      (b) In addition to her salary, Mitcham shall be entitled to a bonus, payable within 105 days of the end of each annual period of the Term, based upon the Company meeting certain pre-tax income levels defined below (the "Bonus"). Pre-tax income shall be determined in accordance with generally accepted accounting principles. Provided, that the operations of

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any companies acquired by the Company after the commencement of the Term shall not be included in the calculation of pre-tax income. In the event of any dispute over the amount of pre-tax income, a final determination shall be made by Grant Thornton LLP or another independent certified public accounting firm selected by the Company. No Bonus shall be payable unless the Company's annual pre-tax income is $3,000,000 or more. The amount of the Bonus shall be 5% of the first annual pre-tax income of the Company, which is between $3,000,000 and $5,000,000; 4% of the annual pre-tax income of the Company which is between $5,000,000 and $10,000,000; and 3% of the annual pre-tax income of the Company which is between $10,000,000 and $20,000,000. No Bonus shall be payable for any annual pre-tax income of the Company in excess of $20,000,000.

          (c) The Company shall provide Mitcham with participation in any group plans or agreements maintained by the Company relating to health insurance or other related benefits in accordance with their respective terms.

          (d) Mitcham shall be entitled to leaves for vacations for periods reasonably determined by the Board. In addition, Mitcham shall be entitled to reasonable absences for attendance at business seminars and conventions.

          (e) Any payment which the Company shall make to Mitcham pursuant to this Agreement shall be reduced by standard withholding and other authorized deductions.

          (f) During the term of her employment, Mitcham shall be reimbursed for reasonable expenses incurred by her for the benefit of the Company. Any direct payment or reimbursement of expenses shall be made only upon presentation of an itemized accounting conforming in form and content to standards prescribed by the Internal Revenue Service relative to the substantiation of the deductibility of business expenses.

     5.   Life Insurance.  The Company may, but shall not be obligated to,
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apply for and procure as owner and for its own benefit or the benefit of any lender of the Company, insurance on Mitcham's life, in any amount and form or forms that the Company may choose. Mitcham shall, at the Company's request, submit to all medical examinations, supply all information and execute all documents required by the insurance company or companies to whom the Company has applied for the insurance.

     6.   Corporate Data and Antisolicitation.  Upon the termination of
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Mitcham's employment under this Agreement for any reason, Mitcham shall return to the Company all data and information, whether written, computer, magnetic, electronic or in any other physical or tangible form, relating to the business of the Company or any of its affiliates that Mitcham obtained during the time of her employment. During the term of this Agreement or for a period of one year thereafter, Mitcham shall neither disclose to any other person or entity, nor use for her own personal benefit, any information obtained during her employment by the Company that is not otherwise publicly known, relating to the financial affairs, distributor lists or the business operations of the Company or any of its subsidiaries or affiliates. During the term of this Agreement or for a period of one year thereafter, Mitcham will not influence or attempt to influence distributors of the company or any of its present or future subsidiaries or


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affiliates, either directly or indirectly, to divert their business to any individual, partnership, firm, corporation or other entity then in competition with the business of the Company or any subsidiary or affiliate of the Company, nor will she solicit any of the Company's employees who earned annually $25,000 or more as a Company employee during the last six months of her or her own employment to work for any individual, partnership, firm, corporation or other entity then in competition with the business of the Company or any subsidiary or affiliate of the Company.

     7.   Termination.
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          (a)   The Company shall have the right at any time to terminate
Mitcham's employment under this Agreement without further liability or obligation pursuant to this Agreement upon the occurrence of any of the following events:

                (i)  By mutual written agreement, signed by both parties; or

                (ii) The death of Mitcham; or

          (iii) If the Company determines in good faith that the Disability of Mitcham has occurred (pursuant to the definition of Disability set forth below), it may give to Mitcham written notice in accordance with
          Section 13 of its intention to terminate Mitcham's employment. In such event, Mitcham's employment with the Company shall terminate effective upon receipt of such notice by Mitcham, provided that, upon receipt, Mitcham shall not have returned to full-time performance of her duties. For purposes of this Agreement, "Disability" shall mean a physical or mental impairment which substantially limits a major life activity of Mitcham which renders Mitcham unable to perform the essential functions of her position, even with reasonable accommodation which does not impose an undue hardship on the Company. The Company reserves the right, in good faith, to make the determination of Disability under this Agreement based upon information supplied by Mitcham and/or her medical personnel as well as information from medical personnel (or others) selected by the Company or its insurers; or

          (iv) Mitcham is convicted of any crime constituting a felony under the law of the United States or any State; or

          (v) A "Material Breach" of this Agreement as determined by the Board. The exercise of the right of the Company to terminate this Agreement shall not abrogate the rights and remedies of the Company in respect of the breach giving rise to such termination. For purposes of this subsection, "Material Breach" shall mean that the Company, acting in good faith based upon the information then known to the Company, determines that Mitcham has engaged or committed: willful misconduct; gross negligence; theft, fraud or other illegal conduct; refusal or unwillingness to perform her duties; sexual harassment; violation of any fiduciary duties; violation of any duty of loyalty; or a material

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          breach of any term of this Agreement. The "Material Breach" shall be specified in a notice of termination to be delivered by the Company no later than the date as of which the termination is effective.

          (b) If Mitcham's employment is terminated by the Company for any reason other than those set forth in sections 7(a)(i) through 7(a)(v) above, then the Company shall pay "Termination Pay" to Mitcham in full settlement of any and all claims of Mitcham arising out of or in connection with her employment by the Company which shall be evidenced by a general release and waiver of claims against the Company and its affiliates in a form reasonably acceptable to the Company executed by Mitcham. The "Termination Pay" shall consist of (i) twelve months' salary, which shall be paid in six monthly installments of $47,000 each, commencing on the first day of the month after the month in which termination occurred and continuing on the first day of each month thereafter until all six installments have been paid; and (ii) the product of the Bonus to which Mitcham would be entitled, multiplied by a fraction having a numerator equal to the number of days in the annual period preceding the date of termination and a denominator equal to 365, which shall be paid to Mitcham no later than 90 days after the end of the annual period in which termination occurred. Such payments shall be made in accordance with the Company's customary payroll practices and shall be subject to applicable withholding and payroll deductions.

          (c) If during the term of this Agreement, the Company effects a merger or acquisition in which it is not the surviving entity or is a party to a stock exchange or other form of corporate reorganization in which it becomes a wholly-owned subsidiary of another entity (unless such entity is a holding company and the shareholders of the Company have approved the reorganization) and Mitcham's employment is thereafter terminated by the Company notwithstanding that no "Material Breach" has occurred, then Mitcham shall be entitled to "Termination Pay."

          (d) For purposes of this Section 7, voluntary termination of employment by Mitcham as a result of a material change by the Company in Mitcham's job responsibilities shall be deemed to be termination by the Company without a "Material Breach" and Mitcham shall be entitled to "Termination Pay".

          (e) If the Company provides notice of termination to Mitcham prior to any renewal period specified in Section 3 for any reason other than those set forth in Sections 7(a)(i) through 7(a)(v) above, then Mitcham shall be entitled to "Termination Pay."

          (f) Mitcham shall have the right to terminate this Agreement in the event of a default by the Company of any material provision of this Agreement but only if Mitcham shall have first given written notice of the default to the Company and if within thirty days after receipt of that notice the Company has not cured that default. Upon termination neither Mitcham nor the Company shall have any further obligations under any of the provisions of this Agreement except that Mitcham shall be entitled to "Termination Pay".

          (g) Mitcham agrees that the payments contemplated by this Agreement shall constitute the exclusive and sole remedy for any termination of her employment and Mitcham

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covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment.

     8.   Remedies.  If there is a breach or threatened breach of the
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provisions of Section 2 or 6 of this Agreement, the Company shall be entitled to an injunction restraining Mitcham from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

     9.   Severability.  It is the clear intention of the parties to this
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Agreement that no term, provision or clause of this Agreement shall be deemed to be invalid, illegal or unenforceable in any respect, unless such term, provision or clause cannot be otherwise construed, interpreted, or modified to give effect to the intent of the parties and to be valid, legal or enforceable. In the event that such a term, provision, or clause cannot be so construed, interpreted or modified, the validity, legality and enforceability of the remaining provisions contained herein and other application(s) thereof shall not in any way be affected or impaired thereby and shall remain in full force and effect.

     10.  Waiver of Breach.  The waiver by the Company or Mitcham of the
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breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by that party.

     11.  Entire Agreement.  This document contains the entire agreement between
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the parties, supersedes all prior oral agreements, if any, and may not be changed orally, but only by agreement in writing signed by the parties.

     12.  Governing Law.  This Agreement, its validity, interpretation and
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enforcement, shall be governed by the laws of the State of Texas.

     13.  Notices.  Any notice pursuant to this Agreement shall be validly
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given or served if that notice is made in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the following addresses:

     If to Company:      Nutrition For Life International, Inc.
                         9101 Jameel
                         Houston, TX 77040

     If to Mitcham:      To the address for Mitcham set forth below her
                         signature.

All notices so given shall be deemed effective upon receipt. Either party, by notice so given, may change the address to which her or its future notices shall be sent.

     14.  Assignment and Binding Effect.
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          (a)  This Agreement shall be binding upon Mitcham and the Company and shall benefit the Company and its successors and assigns.

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          (b)  This Agreement shall not be assignable by Mitcham.

     15.  Headings.  The headings in this Agreement are for convenience only;
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they form no part of this Agreement and shall not affect its interpretation.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first above written.


                              NUTRITION FOR LIFE INTERNATIONAL, INC.


                              By:_______________________________
                                        Authorized Officer

                              __________________________________
                              Jana Mitcham, Individually

                              Address for Notice:

                              10618 Great Plains
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                              (Street Address)

                              Houston, Texas 77064
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                              (City, State and Zip Code)

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